Exhibit 99.1

LUMENTUM ADVISES THE MARKET CONCERNING INADVERTENT FILING OF DRAFT 10-K

Milpitas, Calif., September 25, 2015 – (NASDAQ: LITE) – On September 25, 2015, Lumentum Holdings Inc. (the “Company”) inadvertently filed a preliminary draft of its Annual Report on Form 10-K for the fiscal year ended June 27, 2015 (the “Draft 10-K”) with the Securities and Exchange Commission (the “SEC”). The Draft 10-K was filed with the SEC as the result of an administrative error that occurred while conducting a test of the software used by the Company to file reports with the SEC. Investors are cautioned against relying upon the information set forth in the Draft 10-K. The Company expects to file its final Annual Report on Form 10-K for the fiscal year ended June 27, 2015 (the “Final 10-K”) with the SEC on an amendment to the Draft 10-K as soon as practical.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading manufacturer of innovative optical and photonic products enabling optical networking and commercial laser customers worldwide. Lumentum’s optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum’s commercial lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in Milpitas, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any statements concerning the Company and its auditors review of the Draft 10-K and the filing of the Final 10-K with the Securities and Exchange Commission. All forward-looking statements involve risks and uncertainties that could cause actual events and terms to differ materially from those set forth herein, including those related to our business and growth opportunities. For more information on these risks, please refer to the “Risk Factors” section included in the Company’s Form 10 filed with the Securities and Exchange Commission on July 14, 2015. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements.

Contact

Investors:	Chris Coldren, 408-404-0606; investor.relations@lumentum.com
Media:	Greg Kaufman, 408-546-4235; media@lumentum.com

Source:	Lumentum